Section 906 Certification

Martin Gilbert, Chief Executive Officer, and Christian Pittard, Chief Financial Officer, of Aberdeen Global Income Fund, Inc., a Maryland corporation (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2004 (the "Form N-CSR") fully complies with the requirements of
      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aberdeen Global Income Fund, Inc. and will be retained by Aberdeen Global Income Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.(1)

CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER
Aberdeen Global Income Fund, Inc.         Aberdeen Global Income Fund, Inc.


     /s/ Martin Gilbert                        /s/ Christian Pittard
----------------------------              ----------------------------
     Martin Gilbert                            Christian Pittard

Date: July 1, 2004                        Date: July 1, 2004

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(1)   This sentence can be removed for filings made after August 14, 2003.